UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
  ______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2020
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Renewable Energy Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-35397	26-4785427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

416 South Bell Avenue	Ames	Iowa	50010
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (515) 239-8000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	REGI	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Election of Directors.

(d) On September 2, 2020, the Board of Directors (the “Board”) of Renewable Energy Group, Inc. (the “Company”) unanimously appointed Walter Berger to serve as a member of the Board. Mr. Berger has been appointed to the Audit and Risk Management Committees of the Board. Mr. Berger will serve as a Class I director with a term expiring at the Company’s 2021 Annual Meeting of Stockholders, or until his successor is duly elected and qualified.

There are no arrangements or understandings between Mr. Berger and any other persons pursuant to which Mr. Berger was selected as a member of the Board. There is no family relationship between Mr. Berger and any director or executive officer of the Company. There have been no transactions, and there are no currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a participant in which Mr. Berger, or any member of his immediate family, had, or will have, a direct or indirect material interest (except as described herein).

Mr. Berger has served as President, Chief Financial Officer, and Chief Operating Officer of Kymeta Corporation since June 2019. Prior to that, Mr. Berger served as Chief Operating Officer and Chief Financial Officer of Nuvectra Corporation from June 2015 through May 2019. From April 2016 through December 2017, Mr. Berger was on the Board of Directors of Sirius Computer Solutions. From October 2013 to March 2015, Mr. Berger served as Chief Financial Officer of AppDynamics Inc.

Consistent with the compensation currently provided to the members of the Board, members of the Audit Committee, and members of the Risk Management Committee, Mr. Berger will receive an annual retainer of $90,000, prorated for partial service this year. In addition, consistent with compensation to members of the Board who are appointed mid-year, on September 2, 2020, the effective date of Mr. Berger’s appointment to the Board, Mr. Berger was granted a time-based stock unit award under the Company’s Amended and Restated 2009 Stock Incentive Plan equal to 50% of the standard annual director equity grant, or $47,500, which will vest in full on the date of the 2021 Annual Meeting of Stockholders subject to Mr. Berger’s continued service on the Board.

In connection with Mr. Berger’s appointment to the Board, he has entered into an indemnification agreement with the Company pursuant to which the Company will agree to indemnify him from certain liabilities that may arise by reason of his status as a director.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 3, 2020

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer